Exhibit e

AMENDED AND RESTATED

PLACEMENT AGENT AGREEMENT

Dated: August 15, 1999

Amended and Restated: August 1, 2005 and November 30, 2006

DSIL Investment Services LLC

536 Broadway, 7th Floor

New York, New York 10012

Ladies and Gentlemen:

This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Domini Social Trust (formerly known as Domini Social Index Portfolio) (the "Portfolio"), an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), organized as a New York trust, has agreed that DSIL Investment Services LLC, a subsidiary of Domini Social Investments LLC, shall be the placement agent of beneficial interests ("Portfolio Interests") of each of its series listed on Appendix A attached hereto (the "Series").

1.	Services as Placement Agent.

1.1        The Placement Agent will act as placement agent of the Portfolio Interests. In acting as placement agent under this Placement Agent Agreement, neither the Placement Agent nor its employees or any agents thereof shall make any offer or sale of Portfolio Interests in a manner which would require the Portfolio Interests to be registered under the Securities Act of 1933, as amended (the "1933 Act").

1.2        All activities by the Placement Agent and its agents and employees as placement agent of Portfolio Interests shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission").

1.3        Nothing herein shall be construed to require the Portfolio to accept any offer to purchase any Portfolio Interests, all of which shall be subject to approval by the Portfolio's Board of Trustees.

1.4        The Portfolio shall furnish from time to time for use in connection with the sale of Portfolio Interests such information with respect to the Portfolio and Portfolio Interests as the Placement Agent may reasonably request. The Portfolio shall also furnish the Placement Agent upon request with: (a) unaudited semiannual statements of the Portfolio's books and accounts prepared by the Portfolio, and (b) from time to time such additional information regarding the Portfolio's financial or regulatory condition as the Placement Agent may reasonably request.

1.5        The Portfolio represents to the Placement Agent that all registration statements filed by the Portfolio with the Commission under the 1940 Act with respect to Portfolio Interests have been prepared in conformity with the requirements of such statute and the rules and regulations of the

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Commission thereunder. As used in this Agreement the term "registration statement" shall mean any registration statement filed with the Commission, as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of the Portfolio. The Portfolio represents and warrants to the Placement Agent that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statement or amendment thereto; and that no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Portfolio Interests. The Portfolio may but shall not be obligated to propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Portfolio's counsel, be necessary or advisable. If the Portfolio shall not propose such amendment and/or supplement within fifteen days after receipt by the Portfolio of a written request from the Placement Agent to do so, the Placement Agent may, at its option, terminate this Agreement. The Portfolio shall not file any amendment to any registration statement without giving the Placement Agent reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Portfolio's right to file at any time such amendment to any registration statement as the Portfolio may deem advisable, such right being in all respects absolute and unconditional.

1.6        The Portfolio agrees to indemnify, defend and hold the Placement Agent, its several officers and directors, and any person who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities and Exchange Act of 1934 (the "1934 Act") (for purposes of this paragraph 1.6, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") relating to the Portfolio or the Portfolio Interests or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that the Portfolio's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Portfolio by the Placement Agent in its capacity as Placement Agent for use in the answers to any items of any registration statement or any statements made in any other Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Portfolio's agreement to indemnify the Placement Agent and the Portfolio's representations and warranties hereinbefore set forth in paragraph 1.5 shall not be deemed to cover any liability to the Portfolio or its investors to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Portfolio shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Portfolio, c/o Roger P. Joseph, Esq., Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify the Portfolio of any such action shall not relieve the Portfolio from any liability except to the extent the Portfolio shall have been prejudiced by such failure, or from any liability that the Portfolio may have to the Covered Person against whom such action is brought by reason of any such untrue statement or

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omission, otherwise than on account of the Portfolio's indemnity agreement contained in this paragraph. The Portfolio will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Portfolio and approved by the Placement Agent, which approval shall not be unreasonably withheld. In the event the Portfolio elects to assume the defense of any such suit and retain counsel of good standing approved by the Placement Agent, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Portfolio does not elect to assume the defense of any such suit, or in case the Placement Agent reasonably does not approve of counsel chosen by the Portfolio, the Portfolio will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by the Placement Agent or the Covered Persons. The Portfolio's indemnification agreement contained in this paragraph and the Portfolio's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Portfolio Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Portfolio agrees to notify the Placement Agent promptly of the commencement of any litigation or proceedings against the Portfolio or any of its officers or Trustees in connection with the issue and sale of any Portfolio Interests.

1.7        The Placement Agent agrees to indemnify, defend and hold the Portfolio, its several officers and trustees, and any person who controls the Portfolio within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this paragraph 1.7, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by the Placement Agent in its capacity as Placement Agent to the Portfolio for use in the answers to any of the items of any registration statement or in any statements in any other Offering Material relating to the Portfolio or the Portfolio Interests or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by the Placement Agent to the Portfolio required to be stated in such answers or necessary to make such information not misleading. The Placement Agent shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to the Placement Agent at 536 Broadway, 7th Floor, New York, New York 10012, Attention: President, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The Placement Agent shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Portfolio if such action is based solely on such alleged misstatement or omission on the Placement Agent's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify the Placement Agent of any such action shall not relieve the Placement Agent from any liability except to the extent the Placement Agent shall have been prejudiced by such failure, or from any liability that the Placement Agent may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of the Placement Agent's indemnity agreement contained in this paragraph.

1.8        No Portfolio Interests shall be offered by either the Placement Agent or the Portfolio under any of the provisions of this Agreement and no orders for the purchase or sale of Portfolio Interests hereunder shall be accepted by the Portfolio if and so long as the effectiveness of the registration

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statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on the Portfolio's obligation to redeem Portfolio Interests from any investor in accordance with the provisions of the Portfolio's registration statement or Declaration of Trust, as amended from time to time.

1.9        The Portfolio agrees to advise the Placement Agent as soon as reasonably practical by a notice in writing delivered to the Placement Agent or its counsel:

(a)         of any request by the Commission for amendments to the registration statement then in effect or for additional information;

(b)         in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement then in effect or the initiation by service of process on the Portfolio of any proceeding for that purpose;

(c)         of the happening of any event that makes untrue any statement of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

(d)         of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

For purposes of this paragraph 1.9, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

1.10      The Placement Agent agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Portfolio all records and other information not otherwise publicly available relative to the Portfolio and its prior, present or potential investors and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Portfolio, which approval shall not be unreasonably withheld and may not be withheld where the Placement Agent may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Portfolio.

1.11      In addition to the Placement Agent's duties as Placement Agent, the Portfolio understands that the Placement Agent may, in its discretion, perform additional functions in connection with transactions in Portfolio Interests.

The processing of Portfolio Interest transactions may include, but is not limited to, compilation of all transactions from the Placement Agent's various offices; creation of a transaction tape and timely delivery of it to the Portfolio's transfer agent for processing; reconciliation of all transactions delivered to the Portfolio's transfer agent; and the recording and reporting of these transactions executed by the Portfolio's transfer agent in customer statements; rendering of periodic customer statements; and the reporting of IRS Form 1099 information at year end if required.

The Placement Agent may also provide other investor services, such as communicating with Portfolio investors and other functions in administering customer accounts for Portfolio investors.

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The Placement Agent understands that these services may result in cost savings to the Portfolio or to the Portfolio's investment manager and neither the Portfolio nor the Portfolio's investment manager will compensate the Placement Agent for all or a portion of the costs incurred in performing functions in connection with transactions in Portfolio Interests. Nothing herein is intended, nor shall be construed, as requiring the Placement Agent to perform any of the foregoing functions.

2.	Term.

This Agreement shall become effective with respect to a Series on the date indicated on Appendix A attached hereto. Appendix A may be amended from time to time to add additional series of the Portfolio as agreed by the Portfolio and the Placement Agent. This Agreement shall continue with respect to a Series for successive annual periods after its effectiveness so long as such continuance is specifically approved at least annually by (i) the Portfolio's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the applicable Series, provided that in either event the continuance is also approved by the majority of the Portfolio's Trustees who are not interested persons (as defined in the 1940 Act) of the Portfolio and who have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to a Series without penalty, on not less than 60 days' notice, by the Board, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the applicable Series, or by the Placement Agent. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

3.	Representations and Warranties.

The Placement Agent and the Portfolio each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

4.	Limitation of Liability.

Each party acknowledges and agrees that all obligations of each Series under this Agreement are binding only with respect to that Series; that any liability of a Series under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of that Series; and that no other Series or series of the Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein.

The obligations of the Portfolio hereunder shall not be binding upon any of the Trustees or officers of the Portfolio or holders of beneficial interests in the Portfolio personally, but shall bind only the assets and property of the particular Series in question, and not any other Series or series of the Portfolio. Any reference to the Portfolio hereunder means and refers to the Trustees from time to time serving under the Declaration of Trust of the Portfolio. The execution and delivery of this Agreement has been authorized by the Trustees, and this Agreement has been signed on behalf of the Portfolio by an authorized officer of the Portfolio, acting as such and not individually, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any

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of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Portfolio as provided in the Declaration of Trust.

5.	Concerning Applicable Provisions of Law, Etc.

This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

The laws of the Commonwealth of Massachusetts shall, except to the extent that any applicable provisions of Federal Law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective at the closing of business on the date hereof.

Yours very truly,

DOMINI SOCIAL TRUST, on behalf of itself and its series listed on Appendix A attached hereto

By: /s/ Amy L. Domini

Title: President

Accepted:

DSIL INVESTMENT SERVICES LLC

By: /s/ Carole M. Laible

Title: Treasurer

Appendix A

Series	Effective Date

Domini Social Equity Trust (formerly known as the Domini Social Index Trust)	August 15, 1999

Domini European Social Equity Trust	August 1, 2005

Domini PacAsia Social Equity Trust	November 30, 2006

Domini EuroPacific Social Equity Trust	November 30, 2006